Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of July 1998
                     Distribution Date of August 17, 1998
                           Servicer Certificate #16

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $292,787,563.78
Beginning Pool Factor                                           0.6002910

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,064,709.04
     Interest Collected                                     $2,462,227.11

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $747,914.14
Total Additional Deposits                                     $747,914.14

Repos / Chargeoffs                                            $443,388.53
Aggregate Number of Notes Charged Off                                 115

Total Available Funds                                      $16,898,877.52

Ending Pool Balance                                       $278,655,438.98
Ending Pool Factor                                              0.5713164

Servicing Fee                                                 $243,989.64

Repayment of Servicer Advances                                $375,972.77

Reserve Account:
     Beginning Balance  (see Memo Item)                    $16,350,190.07
     Target Percentage                                               5.25%
     Target Balance                                        $14,629,410.55
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,720,779.52)
     Ending Balance                                        $14,629,410.55

Current Weighted Average APR:                                      10.092%
Current Weighted Average Remaining Term (months):                   36.03

<CAPTION
Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $2,124,175.31     1,478
                                31 - 60 days            $560,297.02       409
                                60+  days               $210,975.87       121

     Total:                                           $2,895,448.20     1,499

     Balances:                  60+  days             $3,154,300.72       121

Memo Item - Reserve Account
     Prior Month                                     $15,371,347.10
+    Invest. Income                                      $72,830.75
+    Excess Serv.                                       $906,012.22
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $16,350,190.07

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of July 1998

                                                                                 NOTES
                                                        (Money Market)
                                             TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                      $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%            100.00%              0.00%             0.00%
     Coupon                                                       5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                $292,787,563.78
Ending Pool Balance                   $278,655,438.98

Collected Principal                    $13,688,736.27
Collected Interest                      $2,462,227.11
Charge - Offs                             $443,388.53
Liquidation Proceeds / Recoveries         $747,914.14
Servicing                                 $243,989.64
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                     $16,654,887.88

Beginning Balance                     $292,787,563.78              $0.00     $99,287,563.78    $176,000,000.00    $17,500,000.00

Interest Due                            $1,616,750.86              $0.00        $525,396.69        $990,000.00       $101,354.17
Interest Paid                           $1,616,750.86              $0.00        $525,396.69        $990,000.00       $101,354.17
Principal Due                          $14,132,124.80              $0.00     $14,132,124.80              $0.00             $0.00
Principal Paid                         $14,132,124.80              $0.00     $14,132,124.80              $0.00             $0.00

Ending Balance                        $278,655,438.98              $0.00     $85,155,438.98    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                    0.0000             0.3844             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                    $15,748,875.66              $0.00     $14,657,521.49        $990,000.00       $101,354.17

Interest Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                          $906,012.22
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $16,350,190.07
(Release) / Draw                       ($1,720,779.52)
Ending Reserve Acct Balance            $14,629,410.55

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of July 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                4                  3                 2                   1
                                     Mar-98           Apr-98             May-98            Jun-98             Jul-98
Beginning Pool Balance         $346,931,674.81   $333,641,595.71    $319,191,363.71   $307,289,360.36    $292,787,563.78

A)   Loss Trigger:
Principal of Contracts
  Charged Off                      $612,503.09       $885,640.43        $578,731.40       $953,562.81        $443,388.53
Recoveries                         $628,861.47     $1,150,936.44        $446,856.23     $1,323,449.85        $747,914.14

Total Charged Off (Months 5, 4, 3)                 $2,076,874.92
Total Recoveries (Months 3, 2, 1)                  $2,518,220.22
Net Loss / (Recoveries) for 3 Mos                   ($441,345.30)(a)

Total Balance (Months 5, 4, 3)                   $999,764,634.23 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   -0.5297%

Trigger:  Is Ratio > 1.5%                                     No
                                                                         May-98            Jun-98             Jul-98

B)   Delinquency Trigger:                                             $3,339,966.30     $3,364,984.26      $3,154,300.72
     Balance delinquency 60+ days                                          1.04638%          1.09505%           1.07733%
     As % of Beginning Pool Balance                                        0.98712%          1.05763%           1.07292%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                        2.9994%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer